Exhibit 10.2
DELEK LOGISTICS GP, LLC
7102 Commerce Way
Brentwood, Tennessee 37027

August 13, 2020
Mr. Ezra Uzi Yemin
3901 Woodlawn Ave.
Nashville, TN 37205

RE: Repurchase of Membership Interest in Delek Logistics GP, LLC (the “Company”)
Dear Mr. Yemin:
The Company currently contemplates entering into a transaction with Delek Logistics Partners, LP (the “Partnership”) whereby the Company will agree to the cancellation of the Company’s incentive distribution rights and the restructuring of its 2.0% general partner interest in exchange for $45,000,000 in cash and the issuance by the Partnership to the Company 14,000,000 common units representing limited partner interests in the Partnership and a non-economic general partner interest in the Partnership (the “Simplification”). In connection with the Simplification, Delek US Holdings, Inc. (“Delek”) desires to simplify the ownership of the Company and become the indirect 100% owner of the Company.
As authorized by the disinterested, independent members of Delek’s board of directors, the Company hereby offers to purchase your 5.0% membership interest in the Company (“Membership Interest”) for $22,231,885.00 in cash, subject to any applicable tax withholding requirements (the “Repurchase Price”). Concurrently with the purchase of your interest, the Company is also purchasing the 0.2% membership interest in the Company held by Mr. Green. The completion of each purchase is conditioned upon completion of the other purchase.
Should you agree with the Repurchase Price, you may indicate your acceptance of the Repurchase Price by signing this letter and returning it to me. Upon receipt of your executed signature page hereto, the parties will consummate the purchase of the Membership Interest promptly following the closing of the Simplification.
By returning your executed signature page hereto, you acknowledge and agree that the payment by the Company to you of the Repurchase Price constitutes payment in full for your Membership Interests, and you irrevocably release any further claims you, your estate, your heirs or successors have or may have against the Company or its affiliates with respect thereto.
This letter and the rights and obligations of the parties hereunder shall be governed by, enforced and interpreted in accordance with the laws of the State of Delaware, without regard to conflicts of laws rules that require or permit the application of the laws of another jurisdiction.
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This letter (a) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) is not intended to confer upon any other person or entity any rights or remedies hereunder. This letter may not be amended, modified or supplemented except by an instrument in writing signed by each of the parties.
This letter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party shall assign this letter or any rights herein without the prior written consent of the other parties, which may be withheld for any or no reason.
If any term or other provision of this letter is invalid, illegal, or incapable of being enforced by any rule of applicable law, or public policy, all other conditions and provisions of this letter shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this letter so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner in order that the agreements contemplated by this letter are consummated as originally contemplated to the fullest extent possible.
This letter may be executed in two or more counterparts (including by facsimile or other electronic transmission), each of which shall be deemed an original, but all of which together shall constitute one instrument.
[Remainder of Page Blank; Signature Page Follows]

Active 52392780

Sincerely,

/s/ Reuven Spiegel
Reuven Spiegel
        Executive Vice President, Chief
        Financial Officer
Delek Logistics GP, LLC

/s/ Abigail Yates
Abigail Yates
        Executive Vice President, Chief
        Operating Officer
Delek Logistics GP, LLC

Accepted and agreed as of August 13, 2020:

/s/ Ezra Uzi Yemin
Ezra Uzi Yemin

/s/ Ezra Uzi Yemin
Yemin Investments L.P.

Yemin Signature Page to Letter re: GP Interest Repurchase